Exhibit 10.1
AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 3 To Agreement And Plan Of Merger (this “Amendment”) is made and entered into as of December 17, 2009, by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent); Neon Signal, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Parent (“Merger Sub”); and Neurogen Corporation, a Delaware corporation (the “Company”).  This Amendment is made with regard to the Agreement and Plan of Merger dated August 23, 2009, by and among Parent, Merger Sub and the Company (as previously amended, the “Agreement”).

1.  The Agreement is hereby amended by changing the definition of “Determination Date” in Article I of the Agreement to read in full as follows:

“Determination Date” shall mean December 15, 2009.

2.  The Agreement is hereby amended by changing Section 2.06(a)(iii) of the Agreement to read in full as follows:

(iii)           except as provided in clauses (i) and (ii) above, each issued and outstanding Company Share (other than Dissenting Shares) shall be converted, subject to Section 2.09, into the right to receive (A) a portion of a validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of Parent equal to the Exchange Ratio, including the associated rights under the Parent Rights Agreement (the “Parent Common Stock”); provided, that the maximum number of shares of Parent Common Stock that Parent shall be required to issue pursuant to this Section 2.06(a)(iii) shall not exceed the Maximum Amount, (B) in the event the Aplindore Program is sold by the Company before the Effective Time, an amount in cash and/or a number of shares of third-party stock, as the case may be, equal to the Aplindore Program Consideration which has been received as of the Effective Time divided by the total number of Outstanding Company Shares, (C) in the event the Real Estate is sold by the Company before the Effective Time, an amount in cash equal to the Real Estate Consideration which has been received as of the Effective Time divided by the total number of Outstanding Company Shares, (D) one Aplindore CVR (unless the Aplindore Program is sold by and all proceeds thereof are received by the Company before the Effective Time, or the Aplindore Program is terminated by the Company before the Effective Time), (E) one H3 CVR, (F) one Merck CVR, (G) one Real Estate CVR (unless the Real Estate is sold by and all proceeds thereof are received by the Company before the Effective Time), and (H)  an amount in cash equal to $600,000 divided by the total number of Outstanding Company Shares (collectively, the “Merger Consideration”);

3.  The Agreement is hereby amended by changing the first sentence of Section 2.08(a) of the Agreement to read in full as follows:

Before the Effective Time: (i) Parent shall select a bank or trust company (reasonably acceptable to the Company) to act as exchange agent with respect to the payment of the Merger Consideration (the “Exchange Agent”); and (ii) Parent (or, as applicable, the Company) shall deposit with the Exchange Agent the Section 2.06(a)(iii)(H) cash component of the Merger Consideration, certificates representing the shares of Parent Common Stock, the Aplindore Program Consideration (to the extent already received by the Company) in the event the Aplindore Program is sold by the Company at or before the Effective Time, the Real Estate Consideration (to the extent already received by the Company) in the event the Real Estate is sold by the Company at or before the Effective Time, sufficient to enable the Exchange Agent to make payments pursuant to Section 2.06 and Section 2.09 to the holders of Outstanding Company Shares.

4.  The Agreement is hereby amended by changing Section 7.01(b) of the Agreement to read in full as follows:

(b)           by either Parent or the Company if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Special Meeting or at any postponement or adjournment thereof by December 31, 2009;

5.  The Agreement is hereby amended by changing Section 7.01(c) of the Agreement to read in full as follows:

(c)           by Parent or the Company at any time after December 31, 2009 (the “Outside Date”) if the Effective Time shall not have occurred on or before the Outside Date (provided that the right to terminate this Agreement pursuant to this Section 7.01(c) shall not be available to any party where the failure of such party (or any Affiliate or Representative of such party) to fulfill any obligation under this Agreement or any voting agreement has resulted in the failure of the Effective Time to have occurred on or before the Outside Date;

6.  The Agreement is hereby amended by deleting Section 7.01(i) of the Agreement.

7.  The Agreement is hereby amended by changing Section 7.03(b) of the Agreement to read in full as follows:

(b)           If this Agreement is validly terminated by Parent pursuant to Section 7.01(e), then, within two (2) Business Days after such termination, the Company shall pay the Termination Fee to Parent.

8.  Except as expressly set forth herein, the Agreement remains unchanged and in full force and effect.

9.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument. The parties agree that delivery of an executed counterpart of a signature page of this Amendment electronically or by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment No. 3 to be executed as of the date first written above.

LIGAND PHARMACEUTICALS INCORPORATED

	By:	/s/ John L. Higgins
John L. Higgins
President and Chief
December 17, 2009

NEON SIGNAL, LLC

	By:	/s/ John L. Higgins
John L. Higgins
President and Cheif Executive Officer
December 17, 2009

Neon Signal Corporation

	By:	/s/ Stephen R. Davis
Stephen R. Davis
President and Chief Executive Officer
December 17, 2009